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             CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                                (IN THOUSANDS)

                                  (UNAUDITED)
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                                                           Three Months Ended              Six Months Ended
                                                                 June 30,                       June 30,
                                                         -----------------------       ----------------------
                                                           1998           1997           1998          1997
                                                         --------       --------       --------      --------
Per share income before extraordinary item and
 dividends and accretion on preferred stock:

Income before extraordinary item and
 dividends and accretion on preferred stock:             $  2,983       $  3,887       $  7,384      $  7,306
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding           24,859         23,661         24,749        23,586
 Shares attributable to common stock equivalents
   outstanding                                                634          1,187            707         1,241
                                                         --------       --------       --------      --------
                                                           25,493         24,848         25,456        24,827
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------

Per share income before dividends and
 accretion on preferred stock                            $   0.12       $   0.16       $   0.29      $   0.29
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------

Per share dividends and accretion:

Dividends and accretion                                   $   (97)        $  (90)       $  (191)      $  (178)
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding           24,859         23,661         24,749        23,586
 Shares attributable to common stock equivalents
   outstanding                                                634          1,187            707         1,241
                                                         --------       --------       --------      --------
                                                           25,493         24,848         25,456        24,827
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------

Per share dividends and accretion                        $   -          $   -          $  (0.01)     $  (0.01)
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------

Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock             $  2,886       $  3,797       $  7,193      $  7,128
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding           24,859         23,661         24,749        23,586
 Shares attributable to common stock equivalents
   outstanding                                                634          1,187            707         1,241
                                                         --------       --------       --------      --------
                                                           25,493         24,848         25,456        24,827
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------

Net income (loss) per share applicable to common stock   $   0.11       $   0.15       $   0.28      $   0.29
                                                         --------       --------       --------      --------
                                                         --------       --------       --------      --------
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